EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Nephros, Inc. on Form S-8 pertaining to the 2015 Equity Incentive Plan, of our report dated March 12, 2019, relating to the consolidated financial statements of Nephros, Inc. and Subsidiaries, as of and for the years ended December 31, 2018 and 2017.

/s/ Moody, Famiglietti & Andronico, LLP
Tewksbury, Massachusetts
July 18, 2019